UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

11099 North Torrey Pines Road
La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

2006 Base Salary and Stock Option Grants

On January 31, 2006, the Compensation Committee of our Board of Directors approved increases in base salary and the grant of additional stock options for our executive officers.  The following table sets forth the 2006 base salary and the number of shares underlying the stock option grants:

Name	2006 Base Salary	Stock Options
Kent Snyder	$400,000	279,000
Mark J. Zoller, Ph.D.	$295,000	85,000
Harry J. Leonhardt, Esq.	$275,000	70,000
John Poyhonen	$275,000	70,000
Nigel R. A. Beeley, Ph.D.	$239,800	51,000

The stock options described above (i) were granted pursuant to our 2004 Equity Incentive Plan, (ii) terminate ten years after January 31, 2006, the date of grant, or earlier in the event the optionholder’s service to us is terminated and (iii) have an exercise price per share of $16.25, or the closing price of our common stock as reported on the Nasdaq National Market for Tuesday, January 31, 2006.  Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; provided that such shares vest in full in the event of a change in our control.

Incentive Cash Bonuses

The Board of Directors annually establishes targeted corporate goals for the ensuing fiscal year.  In connection with these goals, the Compensation Committee establishes a maximum incentive cash bonus amount for each executive officer in the event that all corporate goals are achieved.  Actual incentive cash bonuses paid are solely at the discretion of our Compensation Committee and are based upon the percentage of the corporate goals actually achieved.

On January 31, 2006, the Compensation Committee reviewed our achievement of the corporate goals set for 2005 and determined that we had achieved those goals at the 70% level.  Based on that determination, the Compensation Committee approved 2005 incentive cash bonuses to each executive officer other than the Chief Executive Officer equal to 70% of such officer’s previously determined maximum incentive cash bonus potential.  For 2005, the incentive cash bonuses approved for each such executive officer were:

Name	2005 Bonus
Mark J. Zoller, Ph.D.	$58,437
Harry J. Leonhardt, Esq.	$52,500
John Poyhonen	$52,500
Nigel R. A. Beeley, Ph.D.	$48,321

With respect to our Chief Executive Officer, Kent Snyder, the Compensation Committee determined to award a discretionary incentive cash bonus for 2005 of $125,000.

The Compensation Committee also revised our Incentive Cash Bonus Program to reflect updated program terms for 2006, a summary of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

99.1    Summary Description of Senomyx, Inc. Incentive Cash Bonus Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ Kent Snyder
Kent Snyder
President and Chief Executive Officer

Date: February 6, 2006